UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2008

Russ Berrie and Company, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey	07436
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

A. Purchase Agreement

On December 23, 2008, Russ Berrie and Company, Inc. (the “Company”), entered into, and consummated the transactions contemplated by, the Purchase Agreement dated as of December 23, 2008 (the “Purchase Agreement”), between the Company and The Russ Companies, Inc., a Delaware corporation (“Buyer”), for the sale of the capital stock of the Company’s subsidiaries actively engaged in the Company’s gift business (the “Gift Business”), and substantially all of the Company’s assets used in the Gift Business, including, among other things, specified contracts, governmental authorizations, data and records, intangible and other rights of the Company pertaining to the Gift Business, and specified obligations (including all liabilities of the Company with respect to the purchased assets, all liabilities of the Company or any direct or indirect subsidiary of the Company with respect to the operation of the Gift Business in each case prior to and after the closing of the sale other than specified consolidated group taxes and liabilities resulting from product liability or workers compensation claims pertaining to the Gift Business incurred prior to such closing but unreported as of such date for which the Company has product liability or worker’s compensation insurance, as applicable), but excluding, among other specified items, a 6% ownership interest in the Shining Stars® website and specified intellectual property to be licensed to the Buyer as described below. All capitalized terms used in this Item 1.01 but undefined herein shall have the meanings ascribed to them in the Purchase Agreement, which is filed with this Current Report as Exhibit 2.5, unless otherwise indicated.

The aggregate purchase price payable by the Buyer to the Company for the Gift Business was: (i) 199 shares of the Common Stock, par value $0.001 per share, of the Buyer (the “Buyer Common Shares”), representing a 19.9% interest in the Buyer after consummation of the transaction, and (ii) a subordinated, secured promissory note issued by Buyer to Seller in the original principal amount of $19.0 million (the “Seller Note”). The aggregate consideration for the sale of the Gift Business is the purchase price as described above and the assumption of the Assumed Liabilities.

The Purchase Agreement contains various representations and warranties. The representations and warranties contained in the Purchase Agreement have been made solely for the benefit of the parties thereto and should not be relied on by any other person. In addition, such representations and warranties: (i) have been qualified by disclosure schedules, (ii) are subject to the materiality standards set forth in the Purchase Agreement, which may differ from what may be considered to be material by investors, and (iii) were made only as of the date of the Purchase Agreement or such other date as specified therein. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s disclosures.

The covenants in the Purchase Agreement include, among others, an agreement by the Company, within 180 days after the Closing Date, subject to the approval of its shareholders as required by law, to change its name to one that does not include the words “Russ Berrie” or any similar words. The Company also intends to change its listing symbol with the New York Stock Exchange.

Under the Purchase Agreement, each party is entitled to indemnification from the other for various matters, including, but not limited to, breaches of tax and environmental representations only (the other representations do not survive), covenants, and Retained Liabilities, in the case of the Company, and breaches of tax and environmental representations only (the other representations do not survive), covenants and Assumed Liabilities, in the case of Buyer, subject, in the case of a breach of the specified representations, to a minimum threshold of $500,000 and a maximum aggregate indemnification limit of $5,250,000. The right to indemnification terminates with respect to the specified representations upon expiration of the applicable statute of limitations. Indemnification obligations of the Company shall be satisfied solely through a set-off from the then outstanding amount due, if any, under the Seller Note (described below). The Buyer Indemnified Persons shall have no remedy to the extent that (i) a claim exceeds the outstanding amount due under the Seller Note or (ii) if the Seller Note has been paid or no amount remains due thereunder.

In accordance with the Purchase Agreement, for a period of five years after the Closing Date, the Company may not, directly or indirectly, engage or be interested in specified gift business activities. In addition, subject to specified exceptions, for a period of three years after the Closing Date, the Company may not, directly or indirectly, solicit for employment any management, sales, product design, quality control or quality assurance, employee finance or warehouse management employee of the Gift Business on the Closing Date. Nothing in the preceding sentence, however, will prevent the Company from employing any individual who is no longer an employee of the Buyer when such individual is solicited or employed by the Company.

In connection with the consummation of the transactions contemplated by the Purchase Agreement, all obligations under: (i) the Credit Agreement, dated as of March 14, 2006, as amended, with certain of the Company’s subsidiaries as borrowers, and LaSalle Bank National Association, as issuing bank, LaSalle Business Credit, LLC as administrative agent, the lenders from time to time party thereto, and the Company, as loan party representative, and the “Loan Documents” as specified therein, as amended, and (ii) the Credit Agreement, dated as of June 28, 2005, as amended, among Amram’s Distributing Ltd., the Company, the financial institutions party thereto and LaSalle Business Credit, a division of ABN AMRO Bank, N.V., Canada Branch, a Canadian branch of a Netherlands bank, as issuing bank and administrative agent, and the “Loan Documents” specified therein, as amended (taken with (i), the “LaSalle Loan Documents”) were repaid and the LaSalle Loan Documents were terminated. In addition, the obligations of the Company under the credit facilities of the Gift Business in Hong Kong were terminated. In addition, that certain Amended and Restated Pledge Agreement dated as of April 2, 2008 by the Company in favor of the Bank of America, N.A., a national banking association (as successor by merger to LaSalle Bank National Association and LaSalle Business Credit, LLC), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) under that certain Credit Agreement dated as of April 2, 2008 among Kids Line, LLC, a Delaware limited liability company, Sassy, Inc., Lajobi, Inc., a Delaware corporation, I & J Holdco, Inc., a Delaware corporation, Cocalo, Inc., a California corporation, as borrowers (the “Borrowers”), Company, as the loan party representative for the Borrowers, the financial institutions that are or may from time to time become parties thereto (the “Lenders”), and Administrative Agent for the Lenders, was further amended in order to, among other things, permit the creation of the Licensor, the transfer to the Company of various inactive subsidiaries, and the transfer of the interest in the Shining Stars® website from a subsidiary of the Company to the Company.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is attached hereto as Exhibit 2.5.

B. Stockholders Agreement

In connection with the issuance to the Company of Buyer Common Shares, the Company executed a Stockholders Agreement with the Buyer and Encore Investors II, Inc. (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, among other things, the Company: (i) is entitled to designate two (of an initial seven) members to the Buyer’s board of directors (plus one additional director during any period in which royalties under the License Agreement described below are in arrears), (ii) is subject to specified provisions with respect to the transfer of the Buyer Common Shares, (iii) is entitled to specified anti-dilution protection (after 2 years) and pre-emptive rights, and (iv) is provided with specified registration rights. The Buyer has the option to repurchase all or any portion of the Buyer Common Shares until the 90th day following the Closing Date in increments of $1,000,000, at its original value (an aggregate of $6.0 million), as adjusted in the event that the number of Buyer Common Shares is adjusted. During the 90-day period following the fifth anniversary of the Closing Date, the Company shall have the right to cause the Buyer to repurchase any Buyer Common Shares then owned by the Company, at its original value (as adjusted in the event that the number of Buyer Common Shares is adjusted) plus interest at an annual rate of 5%, compounded annually. The Buyer will not be permitted to pay any dividends (other than dividends payable solely in common stock) with respect to its common stock: (i) until such time as all amounts outstanding under the Seller Note shall have been paid in full, (ii) during the existence of any default in the payment of royalties under the License Agreement, and (iii) if the Licensor under the License Agreement has exercised its option to require the Licensee thereunder to purchase the Retained IP, during any period in which any portion of the purchase price therefor remains unpaid.

The foregoing description of the Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stockholders Agreement, which is attached hereto as Exhibit 10.112.

C. License Agreement

In connection with the Agreement, a newly-formed Delaware limited liability company owned 100% by the Company as of the Closing Date (the “Licensor”) has executed a license agreement (the “License Agreement”) with the Buyer. Pursuant to the License Agreement, and subject to specified exceptions pertaining to the Company’s use of its corporate name and the maintenance of the intellectual property, the Licensor has granted to the Buyer an exclusive license permitting it to use specified intellectual property, consisting generally of the “Russ” and “Applause” trademarks and trade names (the “Retained IP”). Subject to provisions for early termination for specified events of default, including a default under the Seller Note, the License Agreement shall expire on December 23, 2013 (subject to a 9-month extension under specified circumstances). At any time during the term of the License Agreement, the Buyer shall have the option to purchase all of the Retained IP from the Licensor for $5.0 million, to the extent that at such time (i) the Seller Note shall have been paid in full (including all principal and accrued interest with respect thereto), and (ii) there shall be no continuing default under the License Agreement. If the Buyer does not purchase the Retained IP by the fifth anniversary of the Closing Date (or nine months thereafter, if applicable), the Licensor shall have the option to require the Buyer to purchase all of the Retained IP for $5.0 million. The Buyer shall pay the Licensor a fixed, annual royalty (the “Royalty”) equal to $1,150,000. The initial annual Royalty payment shall be due and payable in one lump sum on December 31, 2009. Thereafter, the Royalty will be paid quarterly at the close of each three (3) month period during the term. In the event the Buyer at any time fails to pay the Royalty (a “Royalty Default”), during the continuance of any such Royalty Default, among other things, (i) the Company shall have the right to appoint an additional director to the board of directors of the Buyer, (ii) the annual amount of the Royalty will increase to $1,250,000, (iii) the annual interest rate under the Seller Note will increase immediately to 7.00%, (iv) one-half of the salary and any and all bonus amounts payable to either Rick Snow or Eldridge Hanes (other than the remainder of accrued but unpaid base salary and expense reimbursements as set forth in their respective employment agreements) would be payable and paid in the form of subordinated promissory notes with the same terms and conditions of the Seller Note, and (v) all unpaid interest payments under the Shareholder Loan from Eldridge Hanes to The Encore Group, Inc. in the principal amount of $500,000 shall accrue but shall not be paid.

In connection with the License Agreement, the Licensor entered into a Licensor Agreement with the Buyer’s senior lender (the “Licensor Agreement”), pursuant to which the Licensor granted to such senior lender, among other things, (i) the right to exercise certain rights of the Buyer under the License Agreement in connection with the liquidation of specified products following the acceleration of the indebtedness outstanding under the Buyer’s senior credit facility by reason of an event of default thereunder, and (ii) a limited license to enable such senior lender to exercise its rights to complete and dispose of specified products under the License Agreement that constitute collateral under the senior credit facility. The Licensor Agreement does not, however, limit the rights of the Licensor to terminate the License Agreement in accordance with its terms.

The foregoing descriptions of the License Agreement and the Licensor Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of each of the foregoing documents, which are attached hereto as Exhibits 10.113 and 10.114, respectively.

D.	Transition Services Agreement

In connection with the Purchase Agreement, the Company and the Buyer also entered into a transition services agreement (the “TSA”), pursuant to which, for periods of time and consideration specified in the TSA, (i) a specified number of individuals employed by the Company subsequent to the Closing will be entitled to the continued use of the Company’s prior facility in Oakland, New Jersey (or a successor facility), (ii) Kids Line Australia Pty Ltd. will be permitted to continue to occupy the premises located in Banksmeadow, Australia, (iii) Kids Line UK Limited will be permitted to continue to occupy the premises located in the United Kingdom, (iv) certain historical financial and business records will be made available to the Company, (v) specified personnel will be made available to the Company to enable it to prepare various public filings and tax returns, (vi)

specified personnel whose duties are primarily attributable to the Company’s infant and juvenile segment will be permitted to continue their employment arrangements, (vii) IT professionals will be made available to the Company on an as-needed basis, (viii) specified personnel will be made available to Buyer on as as-needed basis, and (ix) certain employee benefits will continue to be made available to specified employees remaining with the Company for specified periods.

The foregoing description of the TSA does not purport to be complete and is qualified in its entirety by reference to the full text of the TSA, which is attached hereto as Exhibit 10.115.

E.	Seller Note

The Seller Note (in the original principal amount of $19.0 million) is due on the fifth anniversary of the Closing Date (the “Maturity Date”), and has an interest rate of 6% per year, compounded annually, payable on the Maturity Date. Subject to the terms of the intercreditor agreement described below (the “Intercreditor Agreement”), the Seller Note may be prepaid without premium or penalty at any time in integral multiples of $1,000,000. Subject to the terms of the Intercreditor Agreement, on or before April 30 in each year, the Buyer will prepay the Seller Note in an amount equal to the excess, if any, of (x) the maximum amount available to be borrowed under the agreements governing the Buyer’s senior indebtedness during April of that year over (y) $10,000,000; any such prepayment will be applied first to the payment of accrued but unpaid interest on the Seller Note and the balance, if any, to principal thereof. The Seller Note is subordinated to the senior indebtedness of the Buyer. Events of default and acceleration events are as specified in the Seller Note.

In connection with the Seller Note, the Buyer has executed the Subordinated Security Agreement (defined below), pursuant to which the Buyer has granted a subordinated lien to the Seller on substantially all of its assets. The Seller Note is also subject to the benefits of a Guaranty (the “Guaranty”) executed by The Encore Group, Inc. and the domestic subsidiaries owned by the Company prior to the Closing, pursuant to which each of the guarantors has guaranteed the payment of all obligations to the Company under the Seller Note. The Guaranty is secured pursuant to the provisions of a Subordinated Security Agreement (the “Subordinated Security Agreement”), whereby each guarantor and the Buyer have granted a subordinated lien to the Seller on substantially all of its assets.

In connection with the foregoing, the Company has entered into an Intercreditor Agreement with the senior lender of the Buyer (and acknowledged by the Buyer), governing the terms of the subordination of the Seller Note to the senior credit facility of the Buyer.

The foregoing description of each of the Seller Note, the Guaranty, the Subordinated Security Agreement and the Intercreditor Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of each of the foregoing agreements, which are attached hereto as Exhibits 10.116 through 10.119.

Item 1.02 Termination of a Material Definitive Agreement

The disclosures required by this Item with respect to the termination of the LaSalle Loan Documents and the termination of the obligations of the Company with respect to other financing arrangements pertaining to the Gift Business are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

In connection with the sale of the Gift Business, the Company and Russ Berrie U.S. Gift, Inc. (“Russ US”) have sent a notice of termination with respect to the lease by the Company (assigned to Russ US) of a facility in South Brunswick, New Jersey. Although this lease has become the obligation of the Buyer pursuant to the Purchase Agreement, the Company will remain obligated for the payments due thereunder by the Buyer until the termination of such lease becomes effective (a maximum period of two years from the Closing Date, for a maximum potential obligation of approximately $3 million per year).

Section 2 — Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

The disclosures required by this Item with respect to the sale of the Gift Business are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(b) In connection with the sale of the Gift Business, the Company and Russ US have sent a notice of termination with respect to the lease by the Company (assigned to Russ US) of a facility in South Brunswick, New Jersey. Although this lease has become the obligation of the Buyer pursuant to the Purchase Agreement, the Company will remain obligated for the payments due thereunder by the Buyer until the termination of such lease becomes effective (a maximum period of two years from the Closing Date, for a maximum potential obligation of approximately $3 million per year).

In addition, the Purchase Agreement contains various Company indemnification and reimbursement obligations described in Item 1.01 and set forth with greater specificity in Exhibit 2.5 to this Current Report.

Item 2.05 Costs Associated with Exit or Disposal Activities.

As a result of the Company’s decision to strategically reposition its business, designed to further enhance its position in the infant and juvenile market, on December 22, 2008, the Board of Directors of the Company approved the sale of the Gift Business to Buyer on the terms set forth in the Purchase Agreement. However, the Company anticipates that the sale consideration under the Purchase Agreement will be recorded at a significant discount to face value. As a result, the transaction is expected to result in the recognition of a substantial non-cash loss in the fourth quarter of 2008. Because the Company is in the process of completing its valuation of the components of the sale consideration in accordance with generally accepted accounting principles, a reasonable estimate of the total amount or range of amounts expected to be incurred (per type of cost or in the aggregate) cannot be made at this time.

Item 2.06 Material Impairments

The Company is also in the process of completing is assessment of impairment charges necessitated by the sale of the Gift Business in accordance with generally accepted accounting principles. Although the Company expects to incur an impairment charge to the Applause trade name (which was valued at approximately $7.6 million as of September 30, 2008), because this assessment is incomplete, a reasonable estimate of the total amount or range of amounts expected to be incurred with respect thereto cannot be made at this time.

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) In connection with the sale of the Gift Business, Jeff Bialosky and Chris Robinson, each named executive officers as described in the Company’s last definitive proxy statement filed with the Securities and Exchange Commission, became employees of the Buyer, and accordingly, as of December 23, 2008, they are no longer employees of the Company.

(e) On December 22, 2008, the Board of Directors of the Company approved an amendment to its Change in Control Severance Plan (the “CIC Plan”) to add the following provision:

“Notwithstanding anything herein to the contrary, if in connection with any sale of any substantial line of business of the Company, a Participant employed within such line of business is offered and accepts employment by the purchaser of such line of business or its affiliates, no “termination” hereunder shall be deemed to have occurred, no benefits shall be payable hereunder, and the Participant shall cease to be a Participant hereunder.”

In addition, the CIC Plan was further amended to address the requirements of Section 409A of the Internal Revenue Code of 1986, as amended.

The foregoing description of the amendments to the CIC Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Change in Control Severance Plan, which is attached hereto as Exhibit 10.120.

Section 8 — Other Events

Item 8.01 Other Events.

On December 23, 2008, the Company issued a press release announcing the execution of the Purchase Agreement and related items. The press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(b) Pro Forma Financial Information

The pro forma financial information required to be filed as part of this report will be filed by an amendment to this Current Report on Form 8-K as soon as practicable, but not later than 71 days after this Current Report is required to be filed.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit 2.5*	Purchase Agreement, dated as of December 23, 2008, among Russ Berrie and Company, Inc. and The Russ Companies, Inc.

Exhibit 10.112	Stockholders Agreement, dated as of December 23, 2008, among Russ Berrie and Company, Inc., The Russ Companies, Inc. and Encore Investors II, Inc.

Exhibit 10.113	License Agreement, dated as of December 23, 2008, among RB Trademark Holdco, LLC and The Russ Companies, Inc.

Exhibit 10.114	Licensor Agreement, dated as of December 23, 2008, among RB Trademark Holdco, LLC, Wells Fargo Bank, National Association, and The Russ Companies, Inc.

Exhibit 10.115	Transition Services Agreement, dated as of December 23, 2008, between Russ Berrie and Company, Inc. and The Russ Companies, Inc.

Exhibit 10.116	Secured Promissory Note, dated December 23, 2008, in the original principal amount of $19.0 million from The Russ Companies, Inc. for the benefit of Russ Berrie and Company, Inc.

Exhibit 10.117	Guaranty, dated as of December 23, 2008, among The Encore Group, Inc., the other guarantors specified therein and Russ Berrie and Company, Inc.

Exhibit 10.118	Subordinated Security Agreement, dated as of December 23, 2008, among The Russ Companies, Inc., The Encore Group, Inc., the other parties specified therein and Russ Berrie and Company, Inc.

Exhibit 10.119	Intercreditor Agreement, dated as of December 23, 2008, between Russ Berrie and Company, Inc. and Wells Fargo Bank, National Association, and acknowledged by The Russ Companies, Inc.

Exhibit 10.120	Amended and Restated Change in Control Severance Plan

Exhibit 99.1	Press Release dated December 23, 2008, announcing the execution of the Purchase Agreement and related matters.

* Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 29, 2008	RUSS BERRIE AND COMPANY, INC.
	By:	/s/ Marc S. Goldfarb

Marc S. Goldfarb Senior Vice President and General Counsel

Exhibit Index

Exhibit 2.5*	Purchase Agreement, dated as of December 23, 2008, among Russ Berrie and Company, Inc. and The Russ Companies, Inc.

Exhibit 10.112	Stockholders Agreement, dated as of December 23, 2008, among Russ Berrie and Company, Inc., The Russ Companies, Inc. and Encore Investors II, Inc.

Exhibit 10.113	License Agreement, dated as of December 23, 2008, among RB Trademark Holdco, LLC and The Russ Companies, Inc.

Exhibit 10.114	Licensor Agreement, dated as of December 23, 2008, among RB Trademark Holdco, LLC, Wells Fargo Bank, National Association, and The Russ Companies, Inc.

Exhibit 10.115	Transition Services Agreement, dated as of December 23, 2008, between Russ Berrie and Company, Inc. and The Russ Companies, Inc.

Exhibit 10.116	Secured Promissory Note, dated December 23, 2008, in the original principal amount of $19.0 million from The Russ Companies, Inc. for the benefit of Russ Berrie and Company, Inc.

Exhibit 10.117	Guaranty, dated as of December 23, 2008, among The Encore Group, Inc., the other guarantors specified therein and Russ Berrie and Company, Inc.

Exhibit 10.118	Subordinated Security Agreement, dated as of December 23, 2008, among The Russ Companies, Inc., The Encore Group, Inc., the other parties specified therein and Russ Berrie and Company, Inc.

Exhibit 10.119	Intercreditor Agreement, dated as of December 23, 2008, between Russ Berrie and Company, Inc. and Wells Fargo Bank, National Association, and acknowledged by The Russ Companies, Inc.

Exhibit 10.120	Amended and Restated Change in Control Severance Plan

Exhibit 99.1	Press Release dated December 23, 2008, announcing the execution of the Purchase Agreement and related matters.

* Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.